Exhibit 5.1

July 28, 2023

Patterson-UTI Energy, Inc.

10713 W. Sam Houston Pkwy N., Suite 800

Houston, TX 77064

Re:	Patterson-UTI Energy, Inc.

Registration Statement on Form S-4

File No. 333-273295

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (File No. 333-273295, the “Registration Statement”), of Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the issuance by the Company of up to 182,308,659 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the Agreement and Plan of Merger, dated as of June 14, 2023 (as amended, the “Merger Agreement”), by and among the Company, Pecos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, Pecos Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and NexTier Oilfield Solutions Inc., a Delaware corporation.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Merger Agreement and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms, and subject to the satisfaction of the conditions, set forth in the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP